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                                                                   EXHIBIT 10.13

                             AGREEMENT FOR PURCHASE
                            AND MODIFICATION OF LOAN

         THIS AGREEMENT FOR PURCHASE AND MODIFICATION OF LOAN (this "AGREEMENT") is made as of May 7, 2001, by and between GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("GECC") and SUNRISE ASSISTED LIVING LIMITED PARTNERSHIP, a Virginia limited partnership ("BORROWER"), on the following terms and conditions:

                                    RECITALS:

         A. Borrower executed and delivered to GECC that certain $95,000,000 Promissory Note dated as of June 8, 1994 (the "ORIGINAL NOTE"), for a loan by GECC to Borrower in the amount of up to $95,000,000 (the "LOAN"), as evidenced and secured by (1) the mortgages and deeds of trust all executed by Borrower and dated June 8, 1994 listed on Schedule 1 attached hereto (individually, a "MORTGAGE" and, collectively, the "MORTGAGES"), encumbering the real property and improvements described therein and listed on Schedule 2 (the "PROPERTIES"),
(2) the Assignment of Intangible Property, Contracts and Ancillary Documents dated June 8, 1994 executed by Borrower (the "ASSIGNMENT"), (3) the Indemnity Agreement (the "ORIGINAL INDEMNITY AGREEMENT") and Hazardous Substances Indemnity (the "ORIGINAL HAZARDOUS SUBSTANCES INDEMNITY") both dated June 8, 1994, and executed by Paul J. Klaassen and Teresa M. Klaassen, and (4) such other documents and instruments as were executed from time to time in connection with the Loan (the Original Note, the Mortgages, the Assignment, the Original Indemnity Agreement, the Original Hazardous Substances Agreement, such other documents and instruments, including this Agreement and documents delivered hereunder, as amended and/or restated from time to time, being collectively referred to herein as the "LOAN DOCUMENTS");

         B. The Loan Documents were amended under that First Loan Modification Agreement (the "FIRST MODIFICATION AGREEMENT") dated as of February 15, 1996, executed by Borrower and GECC;

         C. The Loan Documents were further amended pursuant to the terms of the Second Loan Modification Agreement (the "SECOND MODIFICATION AGREEMENT") dated as of May 1, 1996, executed by Borrower and GECC;

         D. The Original Note was amended and restated through Borrower's execution and delivery to GECC of that Amended and Restated Promissory Note dated June 6, 1996, in favor of GECC in the principal face amount of $87,000,000 (the "FIRST AMENDED Note"), further modifying the terms of the Original Note;

         E. GECC assigned and transferred the First Amended Note and the Loan Documents to Watch Funding, Inc., a Delaware corporation by Assignment of Mortgage and Other Recorded Documents dated December 12, 1996, and recorded at Official Record Book 9689, Page 1230, et seq., of the records of the Clerk of the Circuit Court of Palm Beach County, Florida, by Assignment of Deed of Trust and other Recorded Documents dated December 12, 1996 and

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recorded at Book 2272, Page 327, et seq., of the Records of Frederick County,
Maryland, at Book 2820, Page 657, et seq., of the Records of Arlington County, Virginia, at Book 9942, Page 1, et seq., of the Records of Fairfax County, Virginia, at Book 773, Page 1259, et seq., of the Records of Fauquier County, Virginia, at Book 1487, Page 2492, et seq., of the Records of Loudoun County, Virginia, and by Assignment of Mortgage and Other Recorded Documents recorded as Document No. 970311123 of the Records of King County, Washington;

         F. Watch Funding, Inc. assigned and transferred the First Amended Note and the Loan Documents to Great Oak, LLC, a Delaware limited liability company ("GREAT OAK") by Assignment of Mortgage and Other Recorded Documents dated December 12, 1996 and recorded at Official Record Book 9689, Page 1250, et seq., of the Records of the Clerk of the Circuit Court of Palm Beach County, Florida, by Assignment of Deed of Trust and Other Recorded Documents dated December 12, 1996 and recorded at Book 2272, Page 338, et seq., of the Records of Frederick County, Maryland, at Book 2820, Page 667, et seq., of the Records of Arlington County, Virginia, at Book 9942, Page 10, et seq., of the Records of Fairfax County, Virginia, at Book 773, Page 1268, et seq., of the Records of Fauquier County, Virginia, at Book 1487, Page 2501, et seq., of the Records of Loudoun County, Virginia, and by Assignment of Mortgage and Other Recorded Documents recorded as Document No. 970311124 of the Records of King County, Washington;

         G. The Loan Documents were further amended under that Third Loan Modification Agreement (the "THIRD MODIFICATION AGREEMENT") dated as of March 4, 1997, executed by Borrower and Great Oak, modifying the First Amended Note;

         H. Great Oak and GECC entered into that Loan Purchase Agreement dated May 4, 2001 (the "LOAN PURCHASE AGREEMENT"), in which GECC agreed to purchase from Great Oak and Great Oak agreed to sell to GECC, upon the terms and conditions set forth therein and including the terms and conditions of this Agreement, the Loan and all of the interest of Great Oak under the Loan Documents; and

         I. Borrower has requested GECC (1) to enter into the Loan Purchase Agreement, (2) to purchase the First Amended Note and the Loan Documents from Great Oak under and pursuant to the Loan Purchase Agreement, (3) to further renew, extend, and modify the terms of the Loan, as reflected in the First Amended Note and the other Loan Documents, and (4) to release Paul J. Klaassen and Teresa M. Klaassen from their obligations under the Original Indemnity Agreement and the Original Hazardous Substances Indemnity, and GECC has agreed to make such purchase and to enter into such renewal, extension and modification and to make such release on the following conditions:

                                   AGREEMENT:

         NOW, THEREFORE, for the premises considered, GECC and Borrower agree as follows:

         1. DEFINITIONS. As used herein, the following terms shall have the meanings assigned to them as follows:

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                  "AFFILIATED ENTITIES" means, collectively, Paul J. Klaassen,
Teresa M. Klaassen and any Person which, directly or indirectly, controls or is controlled by or is under common control with any of Borrower, SALI, Sunrise Assisted Living Management, Inc., a Virginia corporation fka Sunrise Terrace, Inc., and/or one or both of Paul J. Klaassen or Teresa M. Klaassen. For the purpose of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of partnership interests, voting securities or interests or by contract or otherwise. "Affiliated Entities" shall include, without limitation, any and all constituent partners (at any tier), at any time, in Borrower and any other Affiliated Entities.

                  "ALLOCATED LOAN BALANCE" means, with respect to any Property, the amount of the Outstanding Loan Balance which GECC allocates to such Property from time to time. The Allocated Loan Balances for the Properties as of the date hereof are as set forth on Schedule 3.

                  "ANCILLARY BUSINESS" means a lawful business conducted by Borrower or an Affiliated Entity in which goods or services are sold or provided to residents of a Property or Properties, subject to the limitations set forth below. Goods and services sold or provided by Ancillary Businesses must be sold or provided at competitive prices to residents, and must not now or in the future be included within the package of items or basic services, other than pharmacy services, which the landlord under residency agreements for the Property is obligated to provide to residents of the applicable Property or Properties. To qualify as an Ancillary Business, said business shall not: (i) either directly or indirectly divert the services of personnel of the Property or Properties from other responsibilities and duties at the Property; (ii) materially and adversely affect the collateral for the Loan; (iii) divert income from the Property or Properties to such Ancillary Business; or (iv) in any manner burden the operation or decrease the profitability of the Property or Properties to an extent greater than if said goods or services were provided to the residents by an outside vendor other than Borrower or any Affiliated Entity. For example, pharmaceutical goods are not currently provided by Borrower or Affiliated Entities to the residents of the Properties. In the event that Borrower or an Affiliated Entity opens a pharmacy: (1) which does not utilize any income-generating space at the Properties, (2) which does not divert the services of any personnel from their existing duties at the Properties, (3) which does not materially and adversely affect the collateral for the Loan (e.g., increased liability exposure), (4) the expenses of which are paid out of the revenue generated by the Ancillary Business or other revenue of an Affiliated Entity unrelated to the Property, (5) which does not reduce potential revenues as compared to other assisted living or independent living facilities reasonably deemed comparable in the marketplace by GECC, and (6) which is being conducted in accordance with applicable law, such pharmacy would be an Ancillary Business. On the other hand, for example, in the event that Borrower or any of the Affiliated Entities begins offering elder care services to non-residents who would be cared for at the Property or Properties (thereby occupying the general meeting rooms, enjoying programs and services available to residents, possibly utilizing vacant rooms for short periods of time), such elder care services would be utilizing income-producing space at the Property or Properties and would therefore not be an Ancillary Business. As a further example, elder care services to residents of the type described in the preceding sentence would not constitute an Ancillary Business. Nothing contained in the foregoing shall in any manner affect Borrower's covenants and obligations pursuant to the Second Amended Note and the other Loan Documents.

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                  "BUSINESS DAY" means a day other than a Saturday, a Sunday, or a day on which national banks are authorized to close in New York, New York.

                  "CASH ON CASH RETURN" means the ratio, expressed as a percentage, of annualized Net Revenues Available for Debt Service to the Outstanding Loan Balance.

                  "DEBT SERVICE" means, for the applicable period, the amount of interest and principal payable under the Second Amended Note, as well as any other amounts payable by Borrower with respect to any other indebtedness secured by one or more of the Properties.

                  "DEBT SERVICE COVERAGE RATIO" means, for the applicable period, the quotient obtained by dividing (x) Net Revenues Available for Debt Service by (y) Debt Service.

                  "ESCROW AGREEMENT" means that certain First Amended and Restated Escrow Agreement, executed by Borrower, GECC and Deutsche Bank AG, as escrowee.

                  "EURODOLLAR BUSINESS DAY" means a day on which banks in London are generally open for interbank or foreign exchange transactions.

                  "EVENT OF DEFAULT" shall have the meaning assigned to such term in the Second Amended Note and the Mortgages.

                  "FOURTH MODIFICATION AGREEMENT" means that Fourth Loan Modification Agreement of even date herewith between GECC and Borrower, renewing, extending, and modifying the Loan.

                  "GROSS REVENUES" means, for the applicable period, all rental receipts and other receipts and revenues received by the Borrower from the use and operation of the Properties, including (a) gross resident service revenues, including community fees, less contractual allowances and provisions for uncollectible accounts, free care and discounted care, if any, plus (b) other operating revenues, plus (c) non-operating revenues, plus (d) entrance fees actually paid, if any, net of refunds, plus (e) the proceeds of any insurance received by Borrower; provided, however, that Gross Revenues shall not include
(x) gifts, grants, bequests or donations restricted as to use by the donor or grantor for a purpose inconsistent with the payment of Debt Service, and (y) revenues or other income derived from any Ancillary Business. For purposes of any calculation that is made with reference to both Gross Revenues and Total Expenses, any deduction from gross resident service revenues otherwise required by the preceding provisions of this definition shall not be made if and to the extent that the item for which such deduction is made is included in Total Expenses or Modified Total Expenses.

                  "LIBOR RATE" means the U.S. dollar rate (rounded to the nearest one-sixteenth of one percent) listed on page 3750 (i.e., the Libor page) of the Telerate News Services titled "British Banker Association Interest Settlement Rates" for a designated maturity of one (1) month determined as of 11:00 a. m. London Time on the second (2nd) full Eurodollar Business Day next preceding the first day of each month with respect to which interest is payable under the Loan (unless such date is not a Business Day in which event the next succeeding Business Day will be used). In the event that the Telerate News Services (i) publishes more than one (1) such Libor Rate, the average of such rates shall apply (ii) publishes a retraction or correction of

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any such rate, the rate reported in such retraction or correction shall apply, or (iii) ceases to publish the Libor Rate, then the Libor Rate shall be determined from such substitute financial reporting service as GECC in its discretion, shall determine. If the "British Bankers Association, Interest Settlement Rates" for a designated maturity of one month are no longer published by a substitute financial reporting service acceptable to GECC then the "Libor Rate" shall be a comparable rate selected by GECC in its reasonable discretion.

                  "LOAN TO VALUE RATIO" means the ratio, expressed as a percentage, of the Outstanding Loan Balance to the fair market value of the Properties, as they are encumbered by the Mortgages, as such fair market value is determined by GECC in accordance with its customary commercial real property evaluation practices.

                  "MAKE WHOLE BREAKAGE AMOUNT" shall have the meaning assigned to such term in the Second Amended Note.

                  "MATURITY DATE" means May 31, 2004, or such earlier date as the indebtedness evidenced by the Second Amended Note shall become due and payable pursuant to the terms of the Second Amended Note or any of the other Loan Documents.

                  "MODIFIED TOTAL EXPENSES" means, for the applicable period, Total Expenses, adjusted to include capital reserves, not to exceed three percent (3%) of Revenues, actually deposited by Borrower pursuant to the Escrow Agreement during the applicable period.

                  "NET REVENUES AVAILABLE FOR DEBT SERVICE" means, for the applicable period, the amount by which (i) Revenues exceed (ii) Total Expenses of the Borrower, with all such amounts to be verified by GECC pursuant to audits performed by or for GECC from time to time in accordance with the provisions of the Second Amended Note.

                  "OUTSTANDING LOAN BALANCE" means the outstanding principal balance of the Loan and any other amounts owed pursuant to the Loan Documents.

                  "PERSON" means any natural person, corporation, limited liability company, partnership, joint venture, unincorporated organization, sole proprietorship, trust, business trust, firm, association, government, governmental agency or any other entity and whether acting in an individual, fiduciary or other capacity.

                  "RELATED PARTY PAYMENTS" means the excess of: (a) any fees or any other costs paid or payable to or for the account or benefit of any Affiliated Entities for work, materials or services, over (b) the amount of such fees or costs which would be payable to unrelated parties in an arms-length transaction for the same or equivalent work, materials or services. Notwithstanding the foregoing, no fees paid to any Affiliated Entity shall constitute Related Party Payments if paid in accordance with the provisions of the Mortgages and other Loan Documents and the terms of a management agreement approved in writing by GECC.

                  "REPLACEMENT INDEMNITY AGREEMENT" means an Indemnity Agreement, in the same form, except as to dating and execution, as the Original Indemnity Agreement, executed and delivered by SALI.

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                  "REPLACEMENT HAZARDOUS SUBSTANCES INDEMNITY" means a Hazardous
Substances Indemnity Agreement, in the same form, except as to dating and execution, as the Original Hazardous Substances Indemnity, executed and delivered by SALI.

                  "REVENUES" means, for the applicable period, all rental receipts and other receipts and revenues received by the Borrower from the use and operation of the Properties, including (a) gross resident service revenues, including community fees, less contractual allowances and provisions for uncollectible accounts, free care and discounted care, if any, plus (b) other operating revenues, plus (c) non-operating revenues, plus (d) entrance fees actually paid, if any, net of refunds, plus (e) the proceeds of any insurance specifically paid to reimburse Borrower for loss of business or rental income; provided, however, that Revenues shall not include (v) income derived from irrevocable deposits, (w) any gain or loss resulting from the early extinguishment of indebtedness or the sale, exchange or other disposition of property not in the ordinary course of business, (x) gifts, grants, bequests or donations restricted as to use by the donor or grantor for a purpose inconsistent with the payment of Debt Service and (y) proceeds of insurance (other than loss of rents or business interruption insurance) and condemnation proceeds and (z) revenues or other income derived from any Ancillary Business. For purposes of any calculation that is made with reference to both Revenues and Total Expenses, any deduction from gross resident service revenues otherwise required by the preceding provisions of this definition shall not be made if and to the extent that the item for which such deduction is made is included in Total Expenses or Modified Total Expenses.

                  "SALI" means Sunrise Assisted Living, Inc., a Delaware corporation.

                  "SALMI" means Sunrise Assisted Living Management, Inc., a Virginia corporation (formerly known as Sunrise Terrace, Inc.).

                  "SECOND AMENDED NOTE" means that Second Amended and Restated Promissory Note, executed by Borrower of even date herewith, in renewal, extension and modification of the First Amended Note.

                  "TOTAL EXPENSES" means, for the applicable period, the normal and customary operating and non-operating costs of the Property or Properties, as the context may require, paid by or for the account of Borrower, all as determined in accordance with the modified accrual basis method of accounting. Total Expenses shall include, among other things, refunds of tenant deposits, costs incurred or reimbursable by Borrower in connection with the Mortgages to the extent that no Event of Default exists under the Second Amended Note or the other Loan Documents at the time such costs are incurred or become reimbursable by Borrower, bona fide management fees not in excess of the amount permitted pursuant to the terms of the Mortgages and the other Loan Documents, all or part of which may be paid to an Affiliated Entity, and the amount of capital reserves, not to exceed one percent (1%) of Revenues, actually deposited by Borrower pursuant to the Escrow Agreement during the applicable period. Total Expenses shall not include (i) any principal, interest or other amounts paid under any notes, mortgages or deeds of trust relating to the Properties, including but not limited to the Second Amended Note, (ii) income taxes, and
(iii) non-cash items such as depreciation. For the purpose of computing Total Expenses, no Related Party Payments shall constitute Total Expenses.

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         2. PURCHASE OF LOAN. GECC shall purchase the First Amended Note and the interests of Great Oak under the Mortgages and the other Loan Documents from Great Oak for Eighty Million and No/100 Dollars ($80,000,000.00), subject to the following conditions:

                  (a) LOAN PURCHASE AGREEMENT. Execution by Great Oak and GECC of the Loan Purchase Agreement and satisfaction of condition to GECC's obligation to purchase the Loan under the Loan Purchase Agreement;

                  (b) COMMITMENT FEE. Payment by Borrower to GECC and receipt by GECC of a loan purchase and commitment fee in the amount of $800,000;

                  (c) AUDIT AND EVALUATION. Verification by GECC that annualized Net Revenues Available for Debt Service provide a Cash on Cash Return of at least 13.5% per annum and a Debt Service Coverage Ratio of at least 1.4:1, and that the fair market value of the Properties provide a Loan to Value Ratio of not more than 80%;

                  (d) REDUCTION OF PRINCIPAL. Payment to Great Oak of $4,842,354.08 in reduction of the principal balance of the First Amended Note, reducing such principal balance of the First Amended Note to $80,000,000;

                  (e) PAYMENT OF INTEREST. Payment of all accrued and unpaid interest and other charges on the First Amended Note through the date of purchase;

                  (f) RELEASE OF MORTGAGE. Release of the Mortgage encumbering Sunrise at Fairfax, Fairfax, Virginia; and

                  (g) DELIVERY OF LOAN DOCUMENTS. Delivery of original, executed copies of each of the Loan Documents to GECC.

GECC's purchase of the Loan otherwise shall be subject to the satisfaction of all of the conditions to the renewal, extension and modification of the Loan under Section 3 of this Agreement.

         3. RENEWAL, EXTENSION AND MODIFICATION OF LOAN. Immediately after the purchase of the Loan by GECC, GECC shall renew, extend and modify the Loan on the following conditions:

                  (a) SECOND AMENDED NOTE. Execution and delivery to GECC of the Second Amended Note;

                  (b) FOURTH MODIFICATION AGREEMENT. Execution, delivery and recording of the Fourth Modification Agreement.

                  (c) REPLACEMENT INDEMNITY AGREEMENT. Execution and delivery to GECC by SALI of the Replacement Indemnity Agreement.

                  (d) REPLACEMENT HAZARDOUS SUBSTANCES INDEMNITY. Execution and delivery to GECC of the Replacement Hazardous Substance Indemnity;

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                  (e) TITLE INSURANCE. Issuance of ALTA (or equivalent)
mortgagee policies of title insurance for the Mortgages, as amended by the First Modification Agreement, the Second Modification Agreement, the Third Modification Agreement and the Fourth Modification Agreement and as the Mortgages secure the Second Amended Note, with reinsurance and endorsements as GECC may require, containing no exceptions to title (printed or otherwise) which are unacceptable to GECC (each mortgagee policy of title insurance shall insure that the Mortgage to which it relates is a first-priority lien on a Property and related collateral. Without limitation, such policy shall (a) be in the 1970 ALTA (as amended 1984) form or, if not available, ALTA 1992 form (deleting arbitration and creditors' rights, if permissible) or, if not available, the form commonly used in the state where the property is located, insuring GECC and its successors and assigns; and (b) include the following endorsements and/or affirmative coverages: (1) ALTA 9 Comprehensive, (2) Survey, (3) ALTA 3.1 Zoning (with additional coverage for number and type of parking spaces), (4) Usury, (5) Doing Business, (6) Access, (7) Separate Tax Lot, (8) Environmental Protection Lien, (9) Subdivision, (10) Contiguity, (11) Tax Deed (as applicable), and (12) Mortgage Recording Tax as applicable);

                  (f) FORMATION DOCUMENTS. Delivery to GECC of all documents evidencing the formation, organization, valid existence, good standing, and due authorization of and for Borrower, SALI, and SALMI for the execution, delivery, and performance of the Loan Documents by Borrower, SALI and SALMI;

                  (g) LEGAL OPINIONS. Delivery to GECC of legal opinions issued by counsel for Borrower, SALI, and SALMI, opining as to the due organization, valid existence and good standing of Borrower, SALI, and SALMI, and the due authorization, execution, delivery, enforceability and validity of the Loan Documents with respect to, Borrower, SALI and SALMI, that the Loan, as reflected in the Loan Documents is not usurious; and as to such other matters as GECC and GECC's counsel reasonably may specify;

                  (h) UNIFORM COMMERCIAL CODE, LITIGATION, BANKRUPTCY AND JUDGMENT SEARCHES. Delivery to GECC of current Uniform Commercial Code searches, and litigation, bankruptcy and judgment reports as requested by GECC, with respect to Borrower, SALI and SALMI, Borrower's, SALI's and SALMI's partners and members, and principals;

                  (i) INSURANCE. Delivery to GECC of evidence of insurance as required by the Mortgages and the other Loan Documents, and conforming in all respects to the requirements of GECC;

                  (j) SURVEYS. Delivery to GECC of a current "as-built" survey of each Property, dated or updated to a date not earlier than thirty (30) days prior to the date hereof, certified to GECC and the issuer of the title insurance, prepared by a licensed surveyor acceptable to GECC and the issuer of the title insurance, and conforming to GECC's current standard survey requirements (without limitation, the minimum requirements for each survey shall be as set forth in the 1992 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, "Urban Survey" classification, with the following additional items from Table A, "Optional Survey Responsibilities and Specifications": "2" (vicinity map showing nearby highway or major intersection), "3" (flood zone designation), "4" (land area), "6" (setbacks, height and bulk restrictions), "8" (other visible improvements), "9" (parking areas), "10" (access

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to public way, driveway and curb cuts), "11" (utilities), and "13" (other significant observations));

                  (k) ENGINEERING REPORT. Receipt by GECC of a current engineering report or architect's certificate with respect to each Property, covering, among other matters, inspection of heating and cooling systems, roof and structural details, showing no failure of compliance with building plans and specifications, applicable legal requirements (including requirements of the Americans with Disabilities Act) and fire, safety and health standards and reviewing and approving, among other matters, soil tests, plans and specifications (including heating, ventilation and cooling systems, roof and structural details, mechanical and electrical systems), and compliance with local, state or federal laws, regulations, codes, etc., and containing a declaration satisfactory to GECC that there will be no asbestos in such Property. The engineer/architect preparing such report or certificate must be satisfied that such Property is in compliance with fire, safety and health standards which such engineer/architect deems reasonable, in addition to standards imposed by law, regulation or codes. As requested by GECC, such report shall also include an assessment of a Property's tolerance for earthquake and seismic activity;

                  (l) ENVIRONMENTAL SITE ASSESSMENTS. Receipt by GECC of a current environmental engineering report for each Property prepared by an engineer engaged by GECC at Borrower's expense, and in a manner satisfactory to GECC based upon an investigation relating to and making appropriate inquiries concerning the existence of hazardous materials on or about such Property and the past or present discharge, disposal, release or escape of any such substances, all consistent with good customary and commercial practice;

                  (m) RENT ROLLS. Receipt by GECC of a current rent roll of each Property, certified by Borrower. Such rent roll shall include the following information: (i) tenant names; (ii) unit/suite numbers; (iii) rental rate, and
(iv) security deposits. In addition, Borrower shall provide GECC with a copy of the residency agreement form to be used by Borrower in operating each Property;

                  (n) MANAGEMENT AGREEMENT. Receipt by GECC of a copy of the management agreement for the Properties, certified by Borrower as being true, correct and complete;

                  (o) LEGAL REQUIREMENTS. Receipt by GECC of evidence that (i) each Property and the operation thereof comply with all legal requirements, including that all requisite certificates of occupancy, building permits, and other licenses, certificates, approvals or consents required of any governmental authority have been issued without variance or condition, (ii) following any casualty, the improvements which form a part of a Property may be reconstructed and the current use thereof restored, and (c) that there is no litigation, action, citation, injunctive proceedings, or like matter pending or threatened with respect to the validity of such matters;

                  (p) NO CHANGE IN FINANCIAL CONDITION. No change shall have occurred in the financial condition of Borrower, SALI, or SALMI or in the Net Revenues Available of any Property, which would have, in GECC's judgment, a material adverse effect on such Property or

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on Borrower's ability to repay the Loan or otherwise perform its obligations under the Loan Documents;

                  (q) NO PROPERTY CHANGE. No condemnation or adverse zoning or usage change proceeding shall have occurred or shall have been threatened against any Property; no Property shall have suffered any significant damage by fire or other casualty which has not been repaired; no law, regulation, ordinance, moratorium, injunctive proceeding, restriction, litigation, action, citation or similar proceeding or matter shall have been enacted, adopted, or threatened by any governmental authority, which would have, in GECC's judgment, a material adverse effect on Borrower, SALI, SALMI, or any Property; and

                  (r) OTHER. Such other documents and instruments as GECC and its counsel shall reasonably require.

         4. RELEASE OF ORIGINAL INDEMNITIES. Upon satisfaction of the conditions to the purchase of the Loan and the renewal, extension and modification of the Loan under Sections 2 and 3 of this Agreement, GECC shall release and discharge Paul J. Klaassen and Teresa M. Klaassen from further liability under the Original Indemnity Agreement and the Original Hazardous Substances Indemnity.

         5. APPLICATION OF GROSS REVENUES. Borrower covenants and agrees to apply Gross Revenues to pay Modified Total Expenses prior to the payment of any other costs and amounts, including distributions or other payments to partners of Borrower or other Affiliated Entities. The foregoing shall not in any way modify, restrict or limit the obligations of Borrower to pay to GECC all amounts which are required to be paid pursuant to the Second Amended Note and the other Loan Documents.

         6. EXTENSION OF MATURITY DATE. Provided no Event of Default exists, and no event or condition has occurred or which, with notice or passage of time, could be an Event of Default, GECC shall on request of Borrower at least sixty
(60) days before the Maturity Date, or any extension thereof, extend the Maturity Date for up to two (2) additional one-year periods upon the following conditions:

                  (a) receipt and approval by GECC of a satisfactory current environmental site assessment and engineering report for each of the Properties;

                  (b) determination by GECC, based on GECC's audit of the Revenues and Total Expenses of the Properties, that the Net Revenues Available for Debt Service provide a Cash on Cash Return of at least 13.5% per annum and a Debt Service Coverage Ratio of at least 1.4:1;

                  (c) receipt by GECC of an extension fee in the amount of one-half percent (0.5%) of the Outstanding Loan Balance;

                  (d) if the Contract Interest Rate is being changed to three percent (3.00%) per annum in excess of the Libor Rate, Borrower's purchase of an interest rate protection agreement satisfactory to GECC, and the assignment of such interest rate protection agreement to GECC, in form satisfactory to GECC;

                  (e) execution by Borrower and SALI of an agreement, in form and substance satisfactory to GECC, renewing and extending the Maturity Date of the Loan and the liens, security interests and other obligations created by the Mortgages and the other Loan Documents for the applicable extension period, changing the Contract Interest Rate in the Second Amended Note to three percent (3.00%) per annum in excess of the Libor Rate, or, as applicable, to a fixed interest rate quoted by GECC and accepted by Borrower (with a reinstatement of Make Whole Breakage Amount payments for prepayments before the final three months of the extended term), and providing for continued monthly amortization of principal (i) for the first extension period in the amount of one-twelfth (1/12) of the total amount of principal payable during months 37-48 on a 25-year month amortization schedule with an amortization which begins June 1, 2001, the principal balance of the Second Amended Note as of June 1, 2004, and a fixed interest rate equal to the Contract Interest Rate (as changed) in effect on June 1, 2004, and (ii) for the second extension period in the amount of one-twelfth (1/12) of the total amount of principal payable during months 49-60 on a 25-year monthly amortization schedule with an amortization which begins June 1, 2001, the principal balance of the Second Amended Note as of June 1, 2005, and a fixed interest rate equal to the Contract Interest Rate (as changed) in effect on June 1, 2005; and

                  (f) payment by Borrower of all costs and expenses of extending the Maturity Date, including, without limitation, the fees and expenses of GECC's counsel, recording costs, and any endorsement to title insurance required by GECC.

         7. PARTIAL RELEASES. Upon a sale of a Property to an entity at least 75% of which is owned by a third party which is not an Affiliated Entity (but not the refinancing or other disposition thereof after which Borrower or an Affiliated Entity continues to own more than 25% of the Property in question), Borrower shall have the right to obtain a partial release of such Property from the Mortgages and the other Loan Documents on the following terms and conditions:

                  (a) No Event of Default or event or condition which, with notice or passage of time, could be an Event of Default, shall have occurred and be continuing hereunder or under the Mortgages or any other of the Loan Documents;

                  (b) Borrower shall submit a prepared release instrument (the "PARTIAL RELEASE") in form and substance satisfactory to GECC, accompanied with information necessary for GECC to process the Partial Release, including the name and address of the title insurance company, if any, to whose attention the Partial Release should be directed, numbers that reference the Partial Release (i.e., order numbers, release numbers, etc.) and the date when the Partial Release is to become effective. Borrower shall also specify the name and address of the prospective purchaser of the Property being released, and such other documents and information as GECC may reasonably request;

                  (c) Borrower shall make a payment in reduction of the outstanding Principal Balance in an amount calculated as follows:

                           (1) If after the Partial Release (A) the Cash on Cash Return would be equal to or greater than the Cash on Cash Return immediately before the Partial Release and is equal to or greater than 13.75%, and (B) the Debt Service Coverage Ratio would be equal to or greater than the Debt Service Coverage Ratio immediately before the Partial Release and is equal to or greater than 1.4:1, 115% of the Allocated Loan Balance of the Property being released;

                           (2) If after the Partial Release (A) the Cash on Cash Return would be less than 13.75% or the Cash on Cash Return immediately before the Partial Release, or (B) the Debt Service Coverage Ratio is less than 1.4:1 or the Debt Service Coverage Ratio immediately before such Partial Release, 115% of the Allocated Loan Balance for the Property being released plus an amount which, if applied in reduction of the Outstanding Loan Balance, would produce (y) a Cash on Cash Return equal to or greater than the Cash on Cash Return immediately before the Partial Release and equal to or greater than 13.75%, and (z) a Debt Service Coverage Ratio equal to or greater than the Debt Service Coverage Ratio immediately before the Partial Release and equal to or greater than 1.4:1 or, with GECC's approval, 100% of net proceeds from the sale of such Property; and

                           (3) if after the Partial Release (A) the Cash on Cash Return is equal to or greater than 15%, and (B) the Debt Service Coverage Ratio is equal to or greater than 1.6:1, 105% of the Allocated Loan Balance of the Property being released;

any payment in excess of the Allocated Loan Balance of any Property to be applied proportionately to reduction of the Allocated Loan Balances of the remaining Properties, plus any prepayment premium or Make Whole Breakage Amount due under the Second Amended Note;

                  (d) All accrued but unpaid interest on the Outstanding Loan Balance shall be paid at the time the Partial Release is made;

                  (e) Borrower shall pay all costs and expenses of GECC arising in connection with the Partial Release, including but not limited to, legal fees of GECC's counsel, all title insurance premiums arising as a result of endorsements required by GECC in connection with the Partial Release and all other costs arising in connection with the execution and delivery of the Partial Release; and

                  (f) Subject to the conditions set forth in Sections 7(a), (b),
(d), and (e), the resubdivision of Sunrise at Oakton to make the Alzheimer's residential facility at Sunrise at Oakton a separate property and a separate tax parcel, and GECC's satisfaction that Sunrise at Oakton will have adequate ingress, egress and parking, GECC shall release the single-family residence adjoining the Alzheimer's residential facility at Sunrise at Oakton from the Mortgage encumbering such residence.

         8. METHOD OF CALCULATION. Revenues, Gross Revenues, Total Expenses, Modified Total Expenses, and Net Revenues Available for Debt Service shall be determined by Borrower in accordance with generally accepted accounting principles consistently applied from period to period, subject to the verification and approval of GECC based on audits conducted by GECC under GECC's customary audit standards and procedures. Borrower shall provide to GECC reasonable access to the Properties and all books and records of Borrower with respect to the Properties. In the event that (i) an Event of Default exists pursuant to the terms of the Second Amended Note or the other Loan Documents, or
(ii) any audits and site visits conducted by GECC disclose a negative variance of more than five percent (5%) between (x) the amounts submitted by Borrower in its financial or operating statements or reports provided pursuant to the terms of the Mortgages and other Loan Documents, and (y) the amounts determined by GECC pursuant to its audits and site visits, all costs and expenses of any such audits and site visits conducted by GECC, excluding the salary and benefits of any GECC employees involved in such audits and site visits, shall be reimbursable by Borrower and, if not paid by Borrower within ten (10) days after demand by GECC, may, at the option of GECC, be added to Outstanding Loan Balance and shall bear interest at the Default Rate.

         9. SPLIT NOTES. GECC, in its sole discretion, may elect at any time to divide the Loan into two or more separate loans in increments of not less than One Million Dollars ($1,000,000), each of which may be evidenced and secured by separate promissory notes, mortgages and other documents. GECC may allocate and reallocate interest, among such loans in such amounts as GECC may elect so long as the total amount of interest payable by Borrower does not vary from the amount provided for pursuant to the Second Amended Note. Borrower shall cooperate with GECC in connection with any such division of the loan and execute any and all documents required by GECC in connection therewith if (i) the documents required by GECC do not increase the obligations or liabilities or decrease the rights of Borrower or "materially" increase Borrower's administrative compliance requirements, and (ii) GECC pays any and all costs and expenses of GECC and Borrower incurred in connection with such division, including, without limitation, Borrower's reasonable attorneys' fees. A division of the Loan into not more than five (5) loans shall be deemed not to "materially" increase the administrative compliance obligations of Borrower.

         10. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and either shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party, or sent by telecopy (provided an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this
Section 10). All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth below.

         If to Borrower:           Sunrise Assisted Living Limited Partnership
                                   7902 Westpark Drive
                                   McLean, Virginia 22102
                                   Attention:        Legal Department
                                   Telecopy:         (703) 744-1885

         If to GECC:               General Electric Capital Corporation
                                   Two Bent Tree Tower
                                   16479 Dallas Parkway, Suite 500
                                   Addison, Texas 75001-2512
                                   Attention:        Asset Management
                                   Telecopy:         (972) 447-3125

         Any communication so addressed and mailed shall be deemed to be given on the earliest of (a) when actually delivered, (b) on the first Business Day after deposit with an overnight air courier service, or (c) on the third Business Day after deposit in the United States mail, postage prepaid, in each case to the address of the intended addressee (except as otherwise provided in the Mortgages), and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by GECC or Borrower, as the case may be. If given by telecopy, a notice shall be deemed given and received when the telecopy is transmitted to the party's telecopy number specified above, and confirmation of complete receipt is received by the transmitting party during normal business hours or on the next Business Day if not confirmed during normal business hours, and an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this
Section 10. Either party may designate a change of address by written notice to the other by giving at least ten (10) days prior written notice of such change of address.

         11. COSTS AND EXPENSES. Borrower shall pay to GECC all costs and expenses of GECC in connection with the purchase of the Loan by GECC, the renewal, extension and modification of the Loan under the Second Amended Note, and the release of the Original Indemnity Agreement and the Original Hazardous Substances Indemnity, including without limitation, attorney's fees and costs of title insurance.

         12. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of GECC and Borrower and the respective successors and assigns of GECC and Borrower, provided that Borrower shall not, without the prior written consent of GECC, assign any rights, duties or obligations hereunder.

         13. PROMOTIONAL MATERIAL. Borrower authorizes GECC to issue press releases, advertisements and other promotional materials in connection with GECC's own promotional and marketing activities, and describing the Loan in general terms or in detail and GECC's participation in the Loan. All references to GECC contained in any press release, advertisement or promotional material issued by Borrower shall be approved in writing by GECC in advance of issuance.

         14. GOVERNING LAW. The Loan Documents are being executed and delivered, and are intended to be performed, in the Commonwealth of Virginia and the laws of the Commonwealth of Virginia and of the United States of America shall govern the rights and duties of the parties hereto and the validity, construction, enforcement and interpretation of the Loan Documents, except to the extent otherwise specified in any of the Loan Documents.

         15. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

         16. LIMITATION ON LIABILITY OF GECC'S OFFICERS, EMPLOYEES, ETC. Any obligation or liability whatsoever of GECC which may arise at any time under this Agreement or any other Loan Document shall be satisfied, if at all, out of the GECC's assets only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of GECC's shareholders, directors, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

         17. OPERATION AND MAINTENANCE PROGRAM. On or before July 1, 2001 but in any event prior to the commencement of any construction, rehabilitation, modification or renovation which requires the removal of any materials or improvements of any kind in connection with the subflooring, floor tiles, baseboard, wall texture, other public areas, and roofing (the "ACM-RELATED WORK") of any space in the Sunrise at Oakton Property or the Sunrise at Leesburg Property, GECC and Borrower shall adopt procedures and programs, including a program for the removal or encapsulation of, or other action for handling, asbestos-containing materials (collectively called the "OPERATION AND MAINTENANCE PROGRAM") as recommended by SECOR, the environmental engineers which have prepared environmental assessments for the Sunrise at Oakton Property and the Sunrise at Leesburg Property, as delivered to GECC prior to the date hereof. All ACM-Related Work shall be implemented in accordance with such Operation and Maintenance Program and all applicable governmental requirements. The Operation and Maintenance Program and work resulting therefrom shall be conducted by an accredited, licensed, abatement contractor approved by GECC, using state-of-the-art work practices and procedures and, with respect to the ACM-Related Work, shall include all monitoring and project management performed by an accredited asbestos consultant. During the performance of any ACM-Related Work, Borrower shall deliver to GECC promptly when available, copies of all reports, notices, submittals, permits, licenses, and certificates relating to the Operation and Maintenance Program.

         EXECUTED as of the day and year first above recited.

                                        GECC:

                                        GENERAL ELECTRIC CAPITAL CORPORATION,
                                        a New York corporation


                                        By: /s/ Laura D. Owen
                                            -----------------------------------
                                            Laura D. Owen, Investment Manager

                                        BORROWER:

                                        SUNRISE ASSISTED LIVING LIMITED
                                        PARTNERSHIP

                                        By: SUNRISE ASSISTED LIVING INVESTMENTS,
                                            INC., a Virginia corporation, its
                                            general partner


                                            By: /s/ James S. Pope
                                                --------------------------------
                                                James S. Pope, Vice President

                                   SCHEDULE 1

                                LIST OF MORTGAGES


PALM BEACH COUNTY, FLORIDA (BOCA RATON)

         1. First Mortgage and Security Agreement, Assignment of Leases and Rents, Fixture Filing and Financing Statement dated as of June 8, 1994 made by Borrower in favor of Purchaser and recorded on June 9, 1994 as Document No. 94-202483 (Book 8299 Page 899).

         2. First Amendment to First Mortgage and Security Agreement, Assignment of Leases and Rents, Fixture Filing and Financing Statement, dated as of June 6, 1996, made by Borrower, as Mortgagor, in favor of Purchaser, as Mortgagee, recorded on June 28, 1996, in Palm Beach County, Florida as Document No. 96-226565, Official Record Book, Page 1675.

         3. First Loan Modification Agreement, made and entered into as of February 15, 1996, by and between Purchaser and Borrower, recorded on June 28, 1996, in Palm Beach County, Florida as Document No. 96-226565, Official Record Book 9330, Page 1683.

         4. Second Loan Modification Agreement, made and entered into as of May 1, 1996, by and between Purchaser and Borrower, recorded on June 28, 1996, in Palm Beach County, Florida as Document No. 96-226565, Official Record Book 9330, Page 1722.

         5. Assignment of Mortgage and Other Recorded Documents dated as of December 12, 1996, executed by PURCHASER, as Assignor, in favor of Watch Funding, as Assignee, and recorded with the Clerk of the Circuit Court of Palm Beach County on March 10, 1997 as Document No. 97-084026, OR Book 9689, Page 1230.

         6. Assignment of Mortgage and Other Recorded Documents dated as of December 12, 1996, executed by Watch Funding, as Assignor, in favor of Seller, as Assignee, and recorded with the Clerk of the Circuit Court of Palm Beach County on March 10, 1997 as Document No. 97-084027, OR Book 9689, Page 1240.

         7. Limited Power of Attorney dated January 1, 1997, executed by Seller, appointing GECRG as attorney-in-fact and recorded with the Clerk of the Circuit Court of Palm Beach County on March 10, 1997 as Document No. 97-084028, OR Book 9689, Page 1250.

         8. Third Loan Modification Agreement dated March 4, 1997 by and between Borrower and Seller, and recorded with the Clerk of the Circuit Court of Palm Beach County on March 10, 1997 as Document No. 97-084029, or Book 9689, Page 1254.


FREDERICK COUNTY, MARYLAND (FREDERICK)

         9. First Deed of Trust and Security Agreement, Assignment of Leases and Rents, Fixture Filing and Financing Statement dated as of June 8, 1994 made by Borrower in favor of


                                      S1-1

Fred L. Levy and Felicia L. Silver, as Trustee, for the benefit of Purchaser and recorded on June 9, 1994 in Book 2020, Page 0367.

         10. First Amendment to First Deed of Trust and Security Agreement, Assignment of Leases and Rents, Fixture Filing and Financing Statement, dated as of June 6, 1996, made by Borrower, as Grantor, in favor of Fred L. Levy and Felicia L. Silber, collectively as Trustee, for the benefit of Purchaser, as Beneficiary, recorded on June 28, 1996, in Frederick County, Maryland, Liber 2201, Folio 1143.

         11. First Loan Modification Agreement, made and entered into as of February 15, 1996, by and between Purchaser and Borrower, recorded on June 28, 1996, in Frederick County, Maryland, Liber 2201, Folio 1150.

         12. Second Loan Modification Agreement, made and entered into as of May 1, 1996, by and between Purchaser and Borrower, recorded on June 28, 1996, in Frederick County, Maryland, Liber 2201, Folio 1189.

         13. Assignment of Deed of Trust and Other Recorded Documents dated December 12, 1996, executed by Purchaser, as Assignor, in favor of Watch Funding, as Assignee, and recorded with the Circuit Court Clerk of Frederick County on March 7, 1997 in Book 2272, Page 327.

         14. Assignment of Deed of Trust and Other Recorded Documents dated December 12, 1996, executed by Watch Funding, in favor of Seller, as Assignee, and recorded with the Circuit Court Clerk of Frederick County on March 7, 1997 in Book 2272, Page 338.

         15. Limited Power of Attorney dated January 1, 1997, executed by Seller, appointing GECRG as attorney-in-fact, and recorded with the Circuit Court Clerk of Frederick County on March 7, 1997 in Book 2272, Page 352.

         16. Third Loan Modification Agreement dated March 4, 1997 by and between Borrower and Seller, and recorded with the Circuit Court Clerk of Frederick County on March 7, 1997 in Book 2272, Page 356.


ARLINGTON COUNTY, VIRGINIA (ARLINGTON, BLUEMONT PARK AND FALLS CHURCH)

         17. Credit Line Deed of Trust and Security Agreement, Assignment of Leases and Rents, Fixture Filing and Financing Statement dated as of June 8, 1994 made by Borrower in favor of Fred L. Levy and Felicia L. Silver, as Trustee, for the benefit of Purchaser and recorded with the Clerk of the Circuit Court of Arlington County on June 9, 1994 in Book 2681, Page 1315.

         18. First Amendment to Credit Line Deed of Trust and Security Agreement, Assignment of Leases and Rents, Fixture Filing and Financing Statement, dated as of June 6, 1996, made by Borrower, as Grantor, in favor of Fred L. Levy and Felicia L. Silber, collectively as Trustee, for the benefit of Purchaser, as Beneficiary, recorded on June 28, 1996, in Arlington County, Virginia as Document No. 96180275, Book 2783, Page 962.


                                      S1-2

         19. First Loan Modification Agreement, made and entered into as of February 15, 1996, by and between Purchaser and Borrower, recorded on June 28, 1996, in Arlington County, Virginia as Document No. 96180275, Book 2783, Page 971.

         20. Second Loan Modification Agreement, made and entered into as of May 1, 1996, by and between Purchaser and Borrower, recorded on June 28, 1996, in Arlington County, Virginia, as Document No. 96180275 Book 2783, Page 1015.

         21. Assignment of Deed of Trust and Other Recorded Documents dated December 12, 1996, executed by Purchaser, as Assignor, in favor of Watch Funding, as Assignee, and recorded with the Clerk of the Circuit Court of Arlington County on March 7, 1997 as Document No. 97066074 in Book 2820, Page 0657.

         22. Assignment of Deed of Trust and Other Recorded Documents dated December 12, 1996, executed by Watch Funding, as Assignor, in favor of Seller, as Assignee, and recorded with the Clerk of the Circuit Court of Arlington County on March 7, 1997 as Document No. 97066075 in Book 2820, Page 0667.

         23. Limited Power of Attorney dated March 4, 1997 by and between Borrower and Seller, and recorded with the Clerk of the Circuit Court of Frederick County on March 7, 1997 in Book 2820, Page 0678.

         24. Third Loan Modification Agreement dated March 4, 1997 by and between Borrower and Seller, and recorded with the Clerk of the Circuit Court of Arlington County on March 7, 1997 as Document No. 97066077 in Book 2820, Page 0683.


FAIRFAX COUNTY, VIRGINIA (GUNSTON, OAKTON AND FAIRFAX)

         25. Credit Line Deed of Trust and Security Agreement, Assignment of Leases and Rents, Fixture Filing and Financing Statement dated as of June 8, 1994 made by Borrower in favor of Fred L. Levy and Felicia L. Silver, as Trustee, for the benefit of Purchaser and recorded with the Circuit Court of Fairfax County on June 9, 1994 as Document No. 94-150855.

         26. First Amendment to Credit Line Deed of Trust and Security Agreement, Assignment of Leases and Rents, Fixture Filing and Financing Statement, dated as of June 6, 1996, made by Borrower, as Grantor, in favor of Fred L. Levy and Felicia L. Silber, collectively as Trustee, for the benefit of Purchaser, as Beneficiary, recorded on June 28, 1996, in Fairfax County, Virginia as Document No. 96-090400, Book 9744, Page 0573.

         27. First Loan Modification Agreement, made and entered into as of February 15, 1996, by and between Purchaser and Borrower, recorded on June 28, 1996, in Fairfax County, Virginia as Document No. 96-090400, Book 9744, Page 0580.

         28. Second Loan Modification Agreement, made and entered into as of May 1, 1996, by and between Purchaser and Borrower, recorded on June 28, 1996, in Fairfax County, Virginia, as Document No. 96-090400, Book 9744, Page 0619.


                                      S1-3

         29. Assignment of Deed of Trust and Other Recorded Documents dated December 12, 1996, executed by Purchaser, as Assignor, in favor of Watch Funding, as Assignee, and recorded with the Circuit Court of Fairfax County on March 7, 1997 as Document No. 97-028499 in Book 9942, Page 0001.

         30. Assignment of Deed of Trust and Other Recorded Documents dated December 12, 1996, executed by Watch Funding, as Assignor, in favor of Seller, as Assignee, and recorded with the Circuit Court of Fairfax County on March 7, 1997 as Document No. 97-028500 in Book 9942, Page 0010.

         31. Limited Power of Attorney dated January 1, 1997, executed by Seller, appointing GECRG as attorney-in-fact and recorded with the Circuit Court of Fairfax County on March 7, 1997 as Document No. 97-028501, Book 9942, Page 0019.

         32. Third Loan Modification Agreement dated March 4, 1997 by and between Borrower and Seller, and recorded with the Circuit Court of Fairfax County on March 7, 1997 as Document No. 97-028502, Book 9942, Page 0023.


FAUQUIER COUNTY, VIRGINIA (WARRENTON)

         33. Credit Line Deed of Trust and Security Agreement, Assignment of Leases and Rents, Fixture Filing and Financing Statement dated as of June 8, 1994 made by Borrower in favor of Fred L. Levy and Felicia L. Silver, as Trustee, for the benefit of Purchaser and recorded with the Fauquier Circuit Court Clerk on June 9, 1994 in Deed Book 722, Page 329.

         34. First Amendment to Credit Line Deed of Trust and Security Agreement, Assignment of Leases and Rents, Fixture Filing and Financing Statement, dated as of June 6, 1996, made by Borrower, as Grantor, in favor of Fred L. Levy and Felicia L. Silber, collectively as Trustee, for the benefit of Purchaser, as Beneficiary, recorded on June 28, 1996, in Fauquier County, Virginia as Document No. 96-05167, Book 0759, Page 0284.

         35. First Loan Modification Agreement, made and entered into as of February 15, 1996, by and between Purchaser and Borrower, recorded on June 28, 1996, in Fauquier County, Virginia as Document No. 96-05167, Book 0759, Page 0291.

         36. Second Loan Modification Agreement, made and entered into as of May 1, 1996, by and between Purchaser and Borrower, recorded on June 28, 1996, in Fauquier County, Virginia, as Document No. 96-05167, Book 0759, Page 0330.

         37. Assignment of Deed of Trust and Other Recorded Documents dated December 12, 1996, executed by Purchaser, as Assignor, in favor of Watch Funding, as Assignee, and recorded with the Fauquier Circuit Court Clerk on March 7, 1997 as Document No. 9701901, Book 0773, Page 1259.

         38. Assignment of Deed of Trust and Other Recorded Documents dated December 12, 1996, executed by Watch Funding, as Assignor, in favor of Seller, as Assignee, and recorded with the Fauquier Circuit Court Clerk on March 7, 1997 as Document No. 9701902, Book 0773, Page 1268.


                                      S1-4

         39. Limited Power of Attorney dated January 1, 1997, executed by Seller appointing GECRG as attorney-in-fact, and recorded with the Fauquier Circuit Court Clerk on March 7, 1997 as Document No. 9701903, Book 0773, Page 1277.

         40. Third Loan Modification Agreement dated March 4, 1997 by and between Borrower and Seller, and recorded with the Fauquier Circuit Court Clerk on March 7, 1997 as Document No. 9701904, Book 0773, Page 1281.


LOUDOUN COUNTY, VIRGINIA (COUNTRYSIDE AND LEESBURG)

         41. Credit Line Deed of Trust and Security Agreement, Assignment of Leases and Rents, Fixture Filing and Financing Statement dated as of June 8, 1994 made by Borrower in favor of Fred L. Levy and Felicia L. Silver, as Trustee, for the benefit of Purchaser and recorded with the Loudoun Circuit Court Clerk on June 9, 1994 in Book 1313, Page 0350.

         42. First Amendment to Credit Line Deed of Trust and Security Agreement, Assignment of Leases and Rents, Fixture Filing and Financing Statement, dated as of June 6, 1996, made by Borrower, as Grantor, in favor of Fred L. Levy and Felicia L. Silber, collectively as Trustee, for the benefit of Purchaser, as Beneficiary, recorded on June 28, 1996, in Loudoun County, Virginia as Document No. 96-0017769, Book 1440, Page 1282.

         43. First Loan Modification Agreement, made and entered into as of February 15, 1996, by and between Purchaser and Borrower, recorded on June 28, 1996, in Loudoun County, Virginia as Document No. 96-0017769, Book 1440, Page 1289.

         44. Second Loan Modification Agreement, made and entered into as of May 1, 1996, by and between Purchaser and Borrower, recorded on June 28, 1996, in Loudoun County, Virginia, as Document No. 96-0017769, Book 1440, Page 1328.

         45. Assignment of Deed of Trust and Other Recorded Documents dated December 12, 1996, executed by Purchaser, as Assignor, in favor of Watch Funding, as Assignee, and recorded with the Loudoun Circuit Court Clerk on March 7, 1997 as Document No. 06476 in Book 1487, Page 2492.

         46. Assignment of Deed of Trust and Other Recorded Documents dated December 12, 1996, executed by Watch Funding, as Assignor, in favor of Seller, as Assignee, and recorded with the Loudoun Circuit Court Clerk on March 7, 1997 as Document No. 06477 in Book 1487, Page 2501.

         47. Limited Power of Attorney dated January 1, 1997, executed by Seller, appointing GECRG as attorney-in-fact, and recorded with the Loudoun Circuit Court Clerk on March 7, 1997 as Document No. 06478 in Book 1487, Page 2510.

         48. Third Loan Modification Agreement dated March 4, 1997 by and between Borrower, and Seller, and recorded with the Loudoun Circuit Court Clerk on March 7, 1997 in Book 1487, Page 2514.


                                      S1-5

KING COUNTY, WASHINGTON (MERCER ISLAND)

         49. First Deed of Trust and Security Agreement, Assignment of Leases and Rents, Fixture Filing and Financing Statement dated as of June 8, 1994 made by Borrower in favor of Transamerica Title Insurance Company, as Trustee, for the benefit of Purchaser and recorded on June 9, 1994 as Document No. 94-06091286.

         50. First Amendment to First Deed of Trust and Security Agreement, Assignment of Leases and Rents, Fixture Filing and Financing Statement, dated as June 6, 1996, made by Borrower, as Grantor, in favor of Transamerica Title Insurance Company, as Trustee, for the benefit of Purchaser, as Beneficiary, recorded on June 28, 1996, in King County, Washington as Document No. 960628-2084.

         51. First Loan Modification Agreement, made and entered into as of February 15, 1996, by and between Purchaser and Borrower, recorded on June 28, 1996, in King County, Washington as Document No. 960628-2084.

         52. Second Loan Modification Agreement, made and entered into as of May 1, 1996, by and between Purchaser and Borrower, recorded on June 28, 1996, in King County, Washington as Document No. 960628-2084.

         53. Assignment of Deed of Trust and Other Recorded Documents dated December 12, 1996, executed by Purchaser, as Assignor, in favor of Watch Funding, as Assignee, and recorded on March 7, 1997 in King County, Washington.

         54. Assignment of Deed of Trust and Other Recorded Documents dated December 12, 1996, executed by Watch Funding, as Assignor, in favor of Seller, as Assignee, and recorded on March 7, 1997 in King County, Washington as Document No. 970311-1124.

         55. Third Loan Modification Agreement dated March 4, 1997 by and between Borrower, and Seller, and recorded on March 7, 1997 in King County, Washington as Document No. 970311-1126.


                                      S1-6

                                   SCHEDULE 2

                               LIST OF PROPERTIES

1.       Sunrise Terrace
         10322 Blake Lane
         Oakton, VA 22124 (Fairfax County)

2.       Sunrise of Leesburg
         246 W. Market Street
         Leesburg, VA 22075 (Loudon County)

3.       Sunrise of Warrenton
         194 Lee Street
         Warrenton, VA 22186 (Fauquier County)

4.       Sunrise of Arlington
         2000 N. Glebe Road
         Arlington, VA 22207 (Arlington County)

5.       Sunrise at Bluemont Park
         5900, 5910 and 5920 Wilson Blvd.
         Arlington, VA 22205 (Arlington County)

6.       Sunrise at Mercer Island
         2959 76th Avenue
         Mercer Island, WA 98040 (King County)

7.       Sunrise at Frederick
         990 Waterford Dr.
         Frederick, MD 21702 (Frederick County)

8.       Sunrise at Countryside
         45800 Jona Drive
         Sterling, VA 20165 (Loudon County)

9.       Sunrise at Gunston Manor
         7665 Lorton Road
         Lorton, VA 22075 (Fairfax County)

10.      Sunrise Atrium at Boca Raton
         1080 N.W. 15th Street .
         Boca Raton, FL 33486 (Palm Beach County)


                                      S2-1

11.      Sunrise of Falls Church
         330 N. Washington St.
         Falls Church, VA 22046


                                      S2-2

                                   SCHEDULE 3


                             ALLOCATED LOAN BALANCES

         Sunrise of Oakton                          $ 4,647,980
         Sunrise of Leesburg                        $ 2,113,284
         Sunrise of Warrenton                       $ 1,279,730
         Sunrise of Arlington                       $ 7,305,332
         Sunrise at Bluemont Park                   $23,275,757
         Sunrise at Countryside                     $ 9,534,142
         Sunrise at Gunston                         $ 3,953,907
         Sunrise of Falls Church                    $ 8,878,248
         Sunrise of Frederick                       $ 6,487,651
         Sunrise of Mercer Island                   $ 4,211,417
         Sunrise Atrium of Boca Raton               $ 8,312,552


                                      S3-1